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                                                           EXHIBIT 4(a)

                   CONSENT AND AMENDMENT NO. 3
                               TO
                        CREDIT AGREEMENT


    This Consent and Amendment No. 3 ("Amendment"), dated as of January 24, 1997, is among ONEIDA, LTD., a New York corporation (the "Borrower"), THE CHASE MANHATTAN BANK (successor by merger to The Chase Manhattan Bank, N.A. and Chemical Bank), as agent under the Credit Agreement referred to below
("Agent"), and the Banks which are or have become parties to the Credit Agreement referred to below ("Banks").

RECITALS

    A. The Borrower, the Agent and the Banks are or have become parties to a Credit Agreement dated as of January 19, 1996 which has been amended by Amendment No. 1 dated as of September 25, 1996 and Amendment No. 2 dated as of November 1, 1996 (as amended, hereafter referred to as the "Credit Agreement").

    B. The Borrower's obligations under the Credit Agreement have been guaranteed by Borrower's subsidiary, Camden Wire Co., Inc. ("Camden Wire"), pursuant to a Limited Corporate Guarantee Agreement dated January 21, 1994 ("Camden Wire Guarantee").

    C. Borrower and Camden Wire have entered into a Stock Purchase Agreement dated as of January 2, 1997 with International ire Group, Inc. ("International Wire") pursuant to which Borrower has agreed to sell to International Wire all of the outstanding capital stock of Camden Wire.

    D. Borrower has requested that the Banks consent to the sale of Camden Wire and release Camden Wire from its obligations under the Camden Wire Guarantee.

    E. The parties also desire to amend the Credit Agreement and to add certain additional covenants.

    NOW, THEREFORE, the parties agree as follows:

    1. Definitions. All capitalized terms used in this Amendment which are not otherwise defined shall have the meanings given to those terms in the Credit Agreement.

    2. Consent. The Banks hereby consent to the sale of Camden Wire to International Wire Group, Inc. pursuant to the terms set forth in the Stock Purchase Agreement dated as of January 2, 1997. Following the sale, Camden Wire shall cease being a Restricted Subsidiary under the Credit Agreement.

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    3.   Release  of  Guaranty. The Banks agree to release Camden  Wire  from its obligations under the Camden Wire Guarantee and to terminate the Camden Wire Guarantee, such release and termination to be effective upon consummation of the sale of Camden Wire to International Wire. Each of the Banks agrees to execute the Release of Guarantee in the form attached as Exhibit A

    4.   Amendment of Credit Agreement.

         (a) Section 6.17(a) of the Credit Agreement is amended to read as follows:

         The ratio of Total Funded Debt of the Borrower and its Restricted Subsidiaries to Consolidated Adjusted Tangible Net Worth shall not exceed the following amounts at the end of any fiscal quarter;

              1.75 to 1.0 at the end of the fiscal year ending January 25, 1997;

              1.50 to 1.0 at the end of the next three fiscal quarters;

               1.35 to 1.0 at the end of the fiscal year ending in January, 1998 and at the end of each subsequent fiscal quarter.

         (b)  The Credit Agreement is amended to add the following new Sections
6.21 and 6.22:

              6.21 Pari Passu Position. The Borrower agrees that it will not, and will not permit any Restricted Subsidiary to, grant or permit to exist any Lien in favor of the Noteholders. Borrower further agrees that it will not permit a Restricted Subsidiary to give any Guaranty in favor of or for the benefit of the Noteholders unless such Restricted Subsidiary simultaneously shall guaranty Borrower's obligations hereunder by executing and delivering to the Banks a Guarantee Agreement substantially in the form of Exhibit F.

              6.22 Sharing Agreement. Borrower shall not permit any Restricted Subsidiary to incur Total Funded Debt or to issue a Guaranty in favor of any lender without requiring that the lender of such Total Funded Debt or beneficiary of such Guaranty execute a Sharing Agreement substantially in the form of the Sharing Agreement dated as of November 26, 1996 among the Banks, the Agent and the Noteholders.

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    5.   Representations and Warranties. The Borrower represents and warrants to the Banks that:

         (a) Each of the representations and warranties made by the Borrower in the Credit Agreement is true and correct on and as of the date of this Amendment (except that Schedule E thereto does not reflect additional liens, permitted under the Credit Agreement, which were created after the date thereof;

         (b)  No Default or Event of Default has occurred and is continuing;

         (c) This Amendment has been validly executed by Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable in accordance with its terms.

    6. Effectiveness. This Amendment shall become effective upon the Agent's receipt of (a) a duly executed counterpart of this Amendment signed by each of the Borrower, each Bank and the Agent, and (b) evidence that the Noteholders have consented to the sale of Camden Wire and have released Camden Wire from all obligations under each guaranty executed by Camden Wire in favor of the Noteholders.

    7. Confirmation of Credit Agreement. Except as amended by this Amendment, all of the provisions of the Credit Agreement (as previously amended) remain in full force and effect from and after the date hereof, and the Borrower hereby ratifies and confirms the Credit Agreement and each of its obligations thereunder. From and after the date hereof, all references in the Credit Agreement to "this Agreement", "hereof", "herein", or similar terms, shall mean and refer to the Credit Agreement as amended by this Amendment. Delivery of an executed signature page to this Amendment by facsimile transmission shall be as effective as delivery of a manually signed counterpart.

    8. Counterparts. This Amendment may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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    IN  WITNESS WHEREOF, the parties have caused this Amendment  to  be  duly executed as of the day and year first above written.


THE CHASE MANHATTAN BANK
     (as Agent and as Bank)

By: /s/ Joseph H. Oddo, Jr.
        Joseph H. Oddo, Jr.
        Vice President


NATIONSBANK, N.A.

By: /s/  Patricia G. McCormack
         Patricia G. McCormack
Title:   Senior Vice President

MARINE MIDLAND BANK

By: /s/ John R. Pennisi
        John R. Pennisi
Title:  Vice President


ONEIDA LTD.

By: /s/  Edward W. Thoma
         Edward W. Thoma
         Senior Vice President

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                            EXHIBIT A
                       RELEASE OF GUARANTY

    Subject to the consummation of the Sale referenced below, the undersigned hereby release Camden Wire Co., Inc. ("Camden Wire") from all obligations under the Limited Corporate Guarantee Agreement dated January 21, 1994 ("Guarantee Agreement"), and agree that the Guarantee Agreement shall be terminated and that Camden Wire shall have no further obligation or liability thereunder.

    This Release of Guaranty shall be effective upon the closing of  the  sale
(the   "Sale")  of  Camden  Wire  to  International  Wire  Group,   Inc.
("International Wire"), pursuant to a Stock Purchase Agreement dated as of January 2, 1997 among Oneida Ltd., International Wire and Camden Wire. The Guarantee Agreement shall remain in effect until such Sale is consummated. In the event the Sale of Camden Wire to International Wire is not consummated for any reason, this Release of Guaranty shall be null and void and the Guarantee Agreement shall remain in effect in accordance with its terms.

    This Release may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties have caused this Release of Guaranty to be duly executed as of the 24th day of January, 1997.


THE CHASE MANHATTAN BANK (successor to
The Chase Manhattan Bank, N.A. and Chemical Bank)
By: /s/ Joseph H. Oddo, Jr.
        Joseph H. Oddo, Jr.
        Vice President

NATIONSBANK, N.A.
By: /s/  Patricia G. McCormack
         Patricia G. McCormack
Title:   Senior Vice President

MARINE MIDLAND BANK
By: /s/ John R. Pennisi
        John R. Pennisi
Title:  Vice President